Exhibit 10.10.5

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE

BENEFICIENT

2023 LONG-TERM INCENTIVE PLAN

1.    Award of Restricted Stock. Pursuant to the Beneficient 2023 Long-Term Incentive Plan (the “Plan”) for Employees, Contractors, and Outside Directors of Beneficient, a Nevada corporation (the “Company”), the Company grants to

(the “Participant”)

an Award of Restricted Stock in accordance with Section 6.4 of the Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement (the “Agreement”) is                      shares (the “Awarded Shares”). The “Date of Grant” of this Award is                     , 20        .

2.    Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.    Vesting; Forfeiture. Awarded Shares which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Shares.” All other Awarded Shares are collectively referred to herein as “Unvested Shares.”

a.    Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows: (i) 20% of the Awarded Shares (rounded down for any fractional shares) shall vest on the Date of Grant; (ii) 20% of the Awarded Shares (rounded down for any fractional shares) shall vest on each of the first, second, and third anniversaries of the Date of Grant; and (iii) the remaining unvested Awarded Shares shall vest on the fourth anniversary of the Date of Grant; provided that, on each event described in subclauses (i), (ii), and (iii) herein, the Participant is employed by (or, if the Participant is a Contractor or Outside Director, is providing services to) the Company or its Subsidiaries on such date(s).

b.    Except as otherwise provided by Sections 3.c and 3.d. hereof, immediately upon the Participant’s Termination of Service for any reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Shares.

c.    Notwithstanding the foregoing and except as otherwise provided in Section 3.e., in the event that a Change in Control occurs, then 100% of the Unvested Shares shall immediately become Vested Shares upon such Change in Control.

d.    Notwithstanding the foregoing, if the Participant’s employment with or services to the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability, all Unvested Shares shall immediately become Vested Shares upon such termination.

e.    Notwithstanding anything to the contrary contained herein, in the event the Participant fails to comply with the Restricted Activities and Confidential Information provisions set forth in Sections 3.f-g. hereof, then (i) the Awarded Shares shall immediately cease to vest as of the date of such violation, and (ii) any Unvested Shares shall be immediately forfeited and this Agreement (other than the provisions of this Section 3.e. and the provisions of Sections 3.f-h.) will be terminated on the date of such violation.

f.    Restricted Activities.

i.    General. The Participant agrees that some restrictions on the Participant’s activities during and after the Participant’s employment with the Company are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company.

ii.    Non-Competition. In consideration for the Awarded Shares provided to the Participant pursuant to this Agreement and the Plan, while the Participant holds the Awarded Shares, during the Participant’s employment and for the one year period following termination of the Participant’s employment (the “Restricted Period”), the Participant shall not perform any services as a consultant, employee, director, advisor, owner, investor or otherwise, in any geographic area in which the Company does business or is actively planning to do business and for which Participant had responsibility, provided services, or about which Participant received Confidential Information, with or for any person or entity that is engaged in a Competing Business.

iii.    Non-Solicitation. In consideration for the Awarded Shares provided to the Participant pursuant to this Agreement and the Plan, during the Restricted Period, neither the Participant nor any business controlled by, controlling, or under common control or ownership with the Participant, shall directly or indirectly solicit or hire any individual who is at the time of such hiring or solicitation, or who was within nine months prior to such hiring or solicitation, an employee of the Company without the prior written consent of the Company.

g.    Confidential Information.

i.    The Participant acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Participant may develop Confidential Information for the Company or its Affiliates and that the Participant may learn of Confidential Information during the course of employment. The Participant will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any person or use, other than as required by Applicable Law, regulation or process or for the proper performance of the Participant’s duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Participant incident to the Participant’s employment or other association with the Company or any of its Affiliates. The Participant understands that this restriction shall continue to apply after the Participant’s employment terminates, regardless of the reason for such termination.

ii.    All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Participant, are the sole and exclusive property of the Company and its Affiliates. The Participant shall safeguard all Documents and shall surrender to the Company at the time the Participant’s employment terminates, or at such earlier time or times as the Company or its designee may specify, all Documents then in the Participant’s possession or control.

iii.    Notwithstanding the foregoing, nothing in this Section 3.g. shall limit the validity and enforceability of any of the Participant’s obligations under any previous non-disclosure, confidentiality or other agreements signed by the Participant (together, the “Prior Agreements”). To the extent that this Section 3.g. conflicts with any Prior Agreement, the interpretation most favorable to the Company’s protection of Confidential Information and ownership of intellectual property shall control.

iv.    Notwithstanding any other provision of this Agreement, the Participant may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over the Participant or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Participant to divulge, disclose or make accessible such information. The Participant and the Company agree that nothing in this Agreement (or any other agreement with the Company) is intended to interfere with the Participant’s right to (i) report possible violations of federal, state or local law or regulation to any governmental agency or entity charged with the enforcement of any such laws, (ii) make other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation, (iii) file a claim or charge with any state human rights commission or any other government agency or entity, or (iv) testify, assist or participate in an investigation, hearing or proceeding conducted by any state human rights commission or any other government or law enforcement agency, entity or court. In making or initiating any such reports or disclosures, the Participant need not seek the Company’s prior authorization and is not required to notify the Company of any such reports or disclosures.

v.    The Participant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

h.    Definitions. For the purposes of this Section 3:

i.     “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the United States Securities Exchange Act of 1934, as amended.

ii.    “Competing Business” shall mean any person or entity (1) that provides private trust, lending and/or liquidity products to any alternative asset funds, including, without limitation, private equity non-traded BDCs, hedge funds, venture capital, non-traded REITs, fund of funds, leveraged buyouts, private real estate co-investments, special situations/structured credit, feeder funds, natural resources, private debt, infrastructure, alternative energy/climate solutions, infrastructure assets, or real assets (agriculture/forestry) or (2) is planning to compete with any other current or actively planned foreseeable business, product or service of the Company for which the Participant had responsibility or received Confidential Information.

iii.    “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom those entities compete or do business, or with whom they plan to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed would assist in competition against them. Confidential Information includes without limitation such information relating to (A) the design, development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (B) the Products, (C) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (D) the identity and special needs of the customers of the Company and its Affiliates, and (E) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

iv.    “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Participant’s employment.

4.    Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 3 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign, or otherwise encumber any of the Awarded Shares that have not vested. Except for these limitations, the Committee may, in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or changes in circumstances after the date of this Agreement, such action is appropriate.

5.    Legend. The following legend shall be placed on all certificates issued representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Beneficient 2023 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

6.    Delivery of Certificates; Registration of Shares. The Company shall deliver certificates for the Awarded Shares to the Participant or shall register the Awarded Shares in the Participant’s name, free of restriction under this Agreement, promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 3. In connection with any issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

7.    Rights of a Stockholder. Except as provided in Section 3 and Section 4 above, the Participant shall have, with respect to the Participant’s Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon. Any stock dividends paid with respect to Awarded Shares shall at all times be treated as the Awarded Shares and shall be subject to all restrictions placed on such Awarded Shares; any such stock dividends paid with respect to such Awarded Shares shall vest as the related Awarded Shares become vested. Any cash dividends paid with respect to unvested Awarded Shares shall at all times be subject to the provisions of this Agreement (including the vesting and forfeiture provisions set forth above); any such cash dividends paid with respect to such unvested Awarded Shares shall vest as such Awarded Shares become vested, and shall be paid to the Participant on the date the Awarded Shares to which such cash dividends relate become vested.

8.    Non-Assignability. The Awarded Shares are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9.    The Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for the Participant’s review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

10.    Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11.    Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

12.    Prospectus. A prospectus covering the shares of Common Stock offered pursuant to the Plan and registered under the Securities Act of 1933, as amended (the “Securities Act”), has been prepared by the Company (the “Prospectus”). The Prospectus summarizes and describes the material provisions of the Plan. An electronic copy of the Prospectus, the Plan, and any other documents required to be delivered to the Participant under the Securities Act or the rules and regulations promulgated thereunder (the “Plan Documents”) are available via                     . Physical copies of the Plan Documents are available upon written request. By acceptance of this Award and execution of this Agreement, the Participant acknowledges and agrees that a copy of the Prospectus and the other Plan Documents have been made available and delivered to the Participant. The Participant represents that the Participant is familiar with the terms and provisions of the Prospectus and the other Plan Documents, and hereby accepts the Awarded Shares subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

13.    Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 13 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

14.    Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in the party’s favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its or the Participant’s sole discretion may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches and no waiver of any provisions of this Agreement shall constitute a waiver of any other provision of this Agreement. The breach by one party to this Agreement shall not preclude equitable relief, injunctive relief or the enforcement of the Restricted Activities and Confidential Information provisions above. The Participant (as consideration for receiving and accepting this Award Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

15.    The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not acquire any Awarded Shares, and that the Company will not be obligated to register any Awarded Shares in the Participant’s name or issue any Awarded Shares to the Participant hereunder, if the registration and/or issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 15 shall be final, binding, and conclusive. The obligations of the Company and the obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

16.    Investment Representation. Unless the Awarded Shares are issued in a transaction registered under applicable federal and state securities laws, by the Participant’s execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for the Participant’s own account and not with any intent for resale or distribution in violation of federal or state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

17.    Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). The Participant’s sole remedy for any claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.

18.    No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or to interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

19.    Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement, and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

20.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21.    Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

22.    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

23.    Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

24.    Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties hereto. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

25.    Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

26.    Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

27.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

Beneficient 25 North Saint Paul, Suite 4850 Dallas, Texas 75201 U.S.A. Attention: Chief Financial Officer Facsimile:
b.	Notice to the Participant shall be addressed and delivered as set forth on the signature page.

28.    Clawback. The Participant acknowledges, understands and agrees, with respect to any shares of Common Stock registered in the Participant’s name (or delivered to the Participant) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s Compensation Adjustment and Recovery Policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s Compensation Adjustment and Recovery Policy at any time.

29.    Tax Requirements. The Participant is hereby advised to consult immediately with the Participant’s own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. The Company or, if applicable, any Subsidiary (for purposes of this Section 29, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, other than (i) Restricted Stock, or (ii) Common Stock that the Participant has acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

30.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence the Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

By:

Name:

Title:

PARTICIPANT:

Signature

Name:

Address: